                                                                    Exhibit 99.1
                                                                    ------------
                           RESTATED MASTER AGREEMENT
                           -------------------------

     THIS AGREEMENT is made as of this 25th day of April, 2001 by and between STAR SCIENTIFIC, INC., a Delaware corporation ("Star") and BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W") (individually, a "Party" and collectively, the "Parties") and provides as follows:

                               FACTUAL BACKGROUND
                               ------------------

     Star, in conjunction with Star Affiliates, has developed Know-How for the manufacture of low-nitrosamine processed tobacco for use in cigarettes, pipe tobacco, cigars and smokeless tobacco products. The Parties entered into an agreement dated October 12, 1999 relating, inter alia, to the development of a low-nitrosamine cigarette; the purchase by B&W from Star of low-nitrosamine tobacco and the financing by B&W of curing barns for Star. Star or Star Affiliates hold, or have the right to exploit, certain U.S. patents and Star, and/or Star Affiliates, have patent applications pending relating to the low-nitrosamine tobacco curing process. Pursuant to the Restated Loan Agreement among the Parties and Star Tobacco, B&W has extended funded credit facilities to Star and Star Tobacco in the aggregate amount of $29,150,000. Star, Star Tobacco and B&W have agreed upon a restructuring of these credit facilities and have agreed that B&W has no obligation to finance additional curing barns for Star. Star has also developed a process for the manufacturing of a hard or pelletized tobacco product which B&W desires to evaluate and to acquire the rights to distribute the hard tobacco product.

     Accordingly, the Parties are entering in to this Agreement to restate and supersede the October 12, 1999 Agreement in its entirety and to provide for their other commercial agreements.

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     Advance(TM) means the B&W trademark used for the Low TSNA Cigarette.

     Barns means the specially fabricated mobile curing barns designed by Star as part of the StarCured(TM) Tobacco Curing Process.

     Biological Testing means with respect to the Low TSNA Cigarette, such testing as Star's Scientific Advisory Board determines is necessary or advisable.

     B&W Brands means with respect to B&W the brand names utilized by B&W for Tobacco Products whether by ownership of the marks or by a license arrangement.

     B&W's Contract Price Schedule means the pricing matrix utilized by B&W in its contracts for the purchase of Virginia flue cured tobacco from tobacco growers, the 2001 Schedule of which is attached hereto as Exhibit A.

     B&W Technologies means B&W's proprietary technologies and Trade Secrets utilized in the development of the Low TSNA Cigarette.

     Business Day means any day or days other than a Saturday, Sunday or United States federal holiday or a state holiday in the State of Georgia.

     Chase City Facility means Star's tobacco processing facility located in Chase City, Virginia.

     Chase City License means the agreement between B&W and Star annexed hereto as Exhibit B.

     Credit Facility means Credit Facility A, Credit Facility C and Credit Facility D.

     Credit Facility A, Credit Facility B, Credit Facility C and Credit Facility D shall each have the meaning ascribed to them in the Restated Loan Agreement.

     First Amendment to Restated Loan Agreement means the agreement among the Parties and Star Tobacco annexed hereto as Exhibit C.

     First Amendment to Regent Court Technologies Agreement means the agreement annexed hereto as Exhibit D.

     Green Weight means the weight of the StarCured(TM) Tobacco at the time it is delivered to B&W at the Chase City Facility.

     Hard Tobacco Agreement means the agreement between the Parties relating to hard or pelletized tobacco annexed as Exhibit E.

     Know-How means all information, including without limitation, Trade Secrets, whether or not patentable, relating to, used in, or useful in connection with, low TSNA tobacco, or any methods or devices which are claimed to result in and be useful in connection with tobacco or any product containing tobacco that is less toxic and potentially less harmful to humans, whether any such information is now in the possession of [***] Star, or any affiliated company, or any of them, or developed or acquired by any of them during the term of this Agreement.

     Low TSNA Cigarette means a cigarette developed and tested as provided for in Sections 2.01, 2.02 and 2.03 of this Agreement manufactured with any amount of StarCured(TM) Tobacco.

     Market Test Period means the [***] year period commencing when B&W has initially introduced Advance(TM) [***].

     Obligations shall have the meaning ascribed to it in the Restated Loan Agreement.

     October 12, 1999 Agreement means the agreement between B&W and Star dated October 12, 1999 and referred to as the Master Agreement.

     Other Low TSNA Tobacco Royalty Agreement means the agreement between the Parties granting B&W the right to acquire, market and sell low-nitrosamine tobacco in the form annexed hereto as Exhibit F.

     Person means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity other than B&W Affiliates.

     Ppm means parts per million.

     Related Agreements means the First Amendment to the Restated Loan Agreement, the Hard Tobacco Agreement, the Trademark and License Agreement and the Other Low TSNA Tobacco Royalty Agreement, the Chase City License and the First Amendment to the Regent Court Technologies Agreement.

     Right of Offset means the right of B&W to offset against the Credit Facility all royalties accruing under Section 3.06 hereof, the Trademark License and Royalty Agreement, the Other Low TSNA Tobacco Royalty Agreement and the Hard Tobacco Agreement pursuant to the terms and provisions of those agreements and the Restated Loan Agreement.

     Restated Loan Agreement means the Restated Loan Agreement among B&W, Star and Star Tobacco dated August 21, 2000 and the First Amendment to the Restated Loan Agreement, as further modified and amended from time to time.

     Star Affiliates means: (i) Regent Court Technologies, a general partnership ("Regent"), (ii) Jonnie R. Williams ("Williams") and Francis O'Donnell, Jr., M.D. ("O'Donnell") (but only for as long as Williams or O'Donnell, as the case may be, would be deemed to be an affiliate of Star under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder), and
(iii) all other domestic and international companies in which any one or more of Star, Regent, Williams or O'Donnell (but only for as long as Williams or O'Donnell, as the case may be, would be deemed to be an affiliate of Star under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder), own, directly or indirectly, a thirty percent (30%) or greater equity interest.

     StarCured(TM) F.C. Tobacco means Virginia flue-cured tobacco which has been cured pursuant to the StarCured(TM) Tobacco Curing Process.

     StarCured(TM) Tobacco means any tobacco which has been cured by the StarCured(TM) Tobacco Curing Process.

     StarCure(TM) Inside means the trademark of Star which serves as a designator that the Tobacco Product in the package includes StarCured(TM) Tobacco.

     StarCure(TM) Marks means the trademarks StarCure(TM), StarCured(TM) and the StarCure(TM) Inside designator.

     StarCured(TM) Tobacco Curing Process means the proprietary Trade Secrets and technology for a method or process of curing tobacco in the Barns which significantly retards the production of nitrosamines in the curing process.

     Star's Intellectual Property means, with respect to Star, its subsidiaries and Star Affiliates, the proprietary technologies, and all enhancements and improvements thereto, whether owned by, or licensed to, Star, including its subsidiaries, its registered trademarks, registered copyrights, and all pending or later filed applications therefor, whether or not issued that relate to the StarCured(TM) Tobacco Curing Process and StarCure(TM) Marks and Star's Trade Secrets.

     Star's Scientific Advisory Board means a panel of expert medical, scientific and public health policy members who will advise Star on the design and interpretation of clinical studies using StarCured(TM) Tobacco, as well as other relevant scientific advice and counsel concerning a broad range of biomedical and/or health related issues for the StarCured(TM) Tobacco.

     Star Tobacco means Star Tobacco & Pharmaceuticals, Inc., a Virginia corporation.

     Trademark License and Royalty Agreement means the agreement between the Parties relating to B&W's right to use certain trademarks of Star, in the form annexed hereto as Exhibit G.

     Trade Secrets means, with respect to Star or B&W, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     TSNA means the tobacco specific nitrosamines - N-nitrosonomicotine (NNN), 4-(methyl nitrosamine) - (3 Pyridyl) - 1 - butanone (NNK), N-nitrosoanabasine
(NAT) and N-nitrosoanabasine (NAB).

                                   SECTION 2
                     DEVELOPMENT OF LOW TSNA CIGARETTE AND
                     --------------------------------------
                   OTHER TOBACCO PRODUCTS; RELATED AGREEMENTS
                   ------------------------------------------

     2.01  Development of Low TSNA Cigarette.
           ---------------------------------

     B&W and Star have worked on a collaborative basis to develop a Low TSNA Cigarette utilizing StarCured(TM) Tobacco and the B&W Technologies for scientific testing and test marketing. Star has been conducting a Market Test of the Low TSNA Cigarette. Effective with the execution of this Agreement, B&W takes over and assumes full responsibility for all aspects of the market testing and product rollout of the Low TSNA Cigarette currently known as "Advance(TM)," including, but not limited to, marketing; advertising; packaging; labeling, product design, description, disclosure and comparative contents; and pricing.

     [***] The Low TSNA Cigarette will be a B&W cigarette product. [***] Also, Star may disclose such information on its website and to public health officials, federal and state regulatory agencies and other health groups in connection with its efforts to promote less toxic and potentially less hazardous tobacco products. [***]

     2.04  Related Agreements.
           ------------------

     Concurrent with the execution of this Agreement, the Parties will execute and deliver the Related Agreements, attached hereto as Exhibits B - G. This Agreement restates in its entirety the matters provided for in the October 12, 1999 Agreement and, as of the date hereof, the October 12, 1999 Agreement is null and void and inoperative. The Exhibits annexed to the October 12, 1999 Agreement are also inoperative and no longer valid.

                                   SECTION 3
                       PURCHASE OF STARCURED(TM) TOBACCO
                       ---------------------------------

     3.01  Purchase of StarCured(TM) Tobacco.
           ---------------------------------

     Subject to the terms and provisions of this Agreement, B&W agrees to purchase from Star, and Star agrees to sell (subject to availability) to B&W, fifteen million pounds/year of StarCured F.C. Tobacco, green weight, for delivery in each of the years 2001, 2002 and 2003.

     It is reasonably expected that B&W will purchase up to 5 million pounds of StarCured(TM) Tobacco based upon mutual agreement as to what Star Tobacco reasonably expects to use in cigarettes that B&W contract manufactures for Star Tobacco. The terms and conditions for any such purchases will be in accordance with the procedures in place under the current Cigarette Manufacturing Agreement and Supply Agreement for Star Scientific Blend each dated as of January 1, 2000.

     [***]

     3.02  Condition of Tobacco.
           --------------------

     All StarCured Tobacco delivered by, or on behalf of, Star to B&W pursuant to this Agreement shall be subject to the following B&W grower requirements:
100% bales, normal run of the crop, farmer selectivity, be in marketable condition and good keeping order, and of comparable smoking quality [***] tobacco delivered by Star to B&W in 1999. Comparable smoking quality will be determined by an independent, commonly accepted sensory blind comparison test between the StarCured(TM) Tobacco delivered to B&W pursuant to this Agreement and conventional tobacco from conventional fields during the same growing season. Nothing herein shall obligate B&W to purchase StarCured(TM) Tobacco unless B&W elects to do so, in any year after 2003.

     3.03  Prices.
           ------

     The purchase price for StarCured(TM) Tobacco purchased for delivery in the years 2001, 2002 and 2003 shall be determined pursuant to B&W's Contract Price Schedule plus a $0.10/pound (green weight) premium. [***] The prices are F.O.B. to B&W at the Chase City Facility. Payments shall be made to Star, by wire transfer. Payments shall be due within [***] of receipt of the invoice. Notwithstanding the foregoing, a different method of payment or credit arrangement may be agreed to in writing by the Parties in which case such other method of payment or credit arrangement will govern until Star gives B&W [***] written notice that it will require payment as noted above.

     3.04  Outyears Purchases.
           ------------------

     Commencing in the year 2004, Star agrees to sell to B&W the amount of StarCured(TM) Tobacco which B&W elects to order (subject to availability) at a price to be agreed upon by the Parties in good faith[***].

     If beginning in year 2004 and each year thereafter during the term of this Agreement, B&W does not purchase at least 15 million pounds of StarCured(TM) Tobacco per year, and provided that Star is willing and capable of selling and delivering to B&W 15 million pounds of StarCured(TM) Tobacco in any such year, then until all Obligations have been paid in full, the Obligations as of the end of each such year will be reduced by $0.80/pound for every pound of StarCured(TM) Tobacco B&W does not purchase below 15 million pounds for such year, subject to the proviso that the maximum amount of debt reduction pursuant to this provision shall be $12 million on a cumulative basis. All orders shall be submitted to Star in the form of a written purchase order which shall be sent by mail or by facsimile to Star at Star's principal place of business and shall set forth (i) the identity of StarCured(TM) Tobacco being purchased; (ii) the quantity (in pounds) to be purchased; (iii) the purchase price in accordance with Section 3.03 and this Section 3.04; (iv) the general shipping instructions including destination address; (v) a reference to this Agreement; (vi) any other special information required by this Agreement or by the circumstances of the purchase order.

     All StarCured(TM) Tobacco offered by Star under the provisions of this
Section 3.04 must conform to all requirements of this Agreement, including, but not limited to, those set forth in Section 3.02.

     B&W shall have no obligation to purchase StarCured Tobacco(TM) in any year after 2003 unless B&W elects to do so.

     3.05  Incorporation of Terms and Conditions.
           -------------------------------------

     The terms and conditions of this Agreement shall be deemed incorporated into and made a part of each purchase order, and shall not be modified, supplemented, or superseded by any terms or conditions in a purchase order except as expressly agreed to in a writing separate from such purchase order signed by authorized representatives of both Parties and specifying the extent to which such purchase order overrides the terms and conditions of this Agreement. Star may reject any purchase orders to the extent that the ordered quantity exceeds availability and may reject any purchase orders that do not conform to this Agreement.

     3.06  Assurance re Future Supply of StarCured(TM) Tobacco
           ---------------------------------------------------

     No later than December 31 of each year, B&W shall provide to Star a forecast of its requirements for StarCured(TM) Tobacco for the following calendar year. If Star determines that its availability of StarCured(TM) Tobacco will be insufficient to fill such requirements it shall so notify B&W in writing within [***], whereupon B&W shall then have the right to purchase Barns from Star's vendor of the Barns or to have Barns otherwise fabricated for it (the "B&W Barns") in order to cure StarCured Tobacco in excess of the quantify of StarCured Tobacco Star will provide to B&W (the "Excess").

     [***]

     B&W's right to use and sell Excess StarCured(TM) Tobacco shall be otherwise determined by the Related Agreements without regard to the fact that the Excess was produced in B&W Barns.

     With respect to StarCured(TM) Tobacco produced in B&W Barns in the event that B&W is not otherwise obligated to pay Star any royalty for such StarCured(TM) Tobacco under the Other Low TSNA Tobacco Royalty Agreement or a product royalty under the Trademark License and Royalty Agreement or Hard Tobacco Agreement with respect to such tobacco, then B&W shall pay Star a royalty of 15c/pound for such StarCured(TM) Tobacco produced in B&W Barns. Commencing in the Year 2007, the royalty shall be increased annually based on one-half the increase in the CPI using 2006 as the base. If B&W uses such tobacco so that a product royalty subsequently attaches to such usage then the 15c/pound royalty shall be credited against the product royalty if the product royalty results in larger royalty payments per pound of tobacco. If the 15c/pound royalty provided for in this Section 3.06 results in higher royalty payments than the applicable product royalty then B&W shall not be required to pay the product royalty as to the quantities of product produced with the Excess. In no event shall B&W be required to pay more than one royalty with respect to the Excess and the products made therefrom but in all cases Star shall receive the higher of the royalties that are applicable.

     3.07  Late Fees on Delinquent Payments.
           --------------------------------

     In the event B&W or any B&W Affiliate does not pay any amounts due Star pursuant to this Agreement, B&W shall pay late charges on such past due amounts at a monthly rate of one and one-half percent (1 1/2%) (or, if less, the maximum interest rate then allowed under applicable law).

     3.08  Covenant re Star's Intellectual Property.
           ----------------------------------------

     In the event Star receives a communication from any Person which asserts that Star's Intellectual Property, whether owned by or licensed to Star, is infringing the rights of any Person, Star shall give B&W written notice of such communication within thirty (30) days of its receipt.

                                   SECTION 4
                            RESTATED LOAN AGREEMENT.
                            ------------------------

     4.01  Indebtedness of Star and Star Tobacco to B&W.
           --------------------------------------------

     In consideration of B&W's commitments and undertakings with Star under this Agreement and the Related Agreements, the obligations of B&W to extend Credit Facility B to Star under the Restated Loan Agreement is hereby terminated. B&W has no obligation to assist Star in the financing of any additional Barns nor any obligation to purchase tobacco from Star except as set forth in this Restated Master Agreement. When the Credit Facility has been reduced to less than $10 million, B&W will release all liens, which secure the repayment of the Obligations. Thereafter, B&W shall retain the Right of Offset until the Credit Facility has been repaid. The repayment terms of Credit Facility C and Credit Facility D will be modified to conform to those of Credit Facility A, with interest beginning to accrue and being payable as provided for in the First Amendment to the Restated Loan Agreement.

     4.02  Offset of Royalties Against Obligations.
           ---------------------------------------

     All royalty payments due Star including royalties on Advance(TM) under the Trademark License and Royalty Agreement, tobacco purchase royalties payable under the Other Low TSNA Tobacco Royalty Agreement royalties payable under the Hard Tobacco Agreement and royalties payable under this Agreement, will be paid in the form of credits applied against the Credit Facility, until the Credit Facility has been discharged in full. Thereafter, B&W shall pay Star royalties no later than ten (10) days after the close of the calendar quarter for which such royalties are due.

                                   SECTION 5
                     REPRESENTATIONS AND WARRANTIES OF STAR
                     --------------------------------------

     Star represents and warrants to B&W:

     5.01  Corporate Status.
           ----------------

     Star is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Star is duly qualified to do business and is in good standing in such states in which the failure to so qualify would have a material adverse effect on its business. Star has requisite power to carry on its business as it is now being conducted and Star has the requisite power to enter into and complete the transactions contemplated by this Agreement.

     5.02  Authority.
           ---------

     All corporate actions necessary to be taken by or on the part of Star in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Star and constitutes the legal, valid and binding obligation of Star, enforceable against Star in accordance with its terms. Star is not a party to any loan agreement, credit facility, indenture or other agreement which would prohibit, restrict or otherwise condition or require the consent of an third party for Star to grant the Right of Offset to B&W.

     5.03  Star's Intellectual Property.
           ----------------------------

     Star is, and to the best of its knowledge, will be, for the term of this Agreement, either the sole owner or the sole and exclusive worldwide licensee of all technology and Know-How necessary and utilized in the production of StarCured Tobacco. To the best of Star's knowledge and information, the use of StarCured Tobacco by B&W will not infringe any patent or trade secret or other protected interest of any Person. Star has not received any communications or notice of any claims or demands of any Person pertaining to Star's Intellectual Property, or the rights of Star thereunder. To the knowledge and information of Star, no proceedings have been instituted, or are pending or, threatened, which challenge the rights of Star with respect to "Star's Intellectual Property" and none of such intellectual property is subject to any outstanding order, decree, judgment, stipulation, injunction restriction or agreement affecting the scope of the free and unrestricted use by Star or the benefits obtained by the B&W Affiliates under the Related Agreements. To the best of Star's knowledge and information, Star is not infringing or violating, and has not infringed or violated any intellectual property rights of others.

                                   SECTION 6
                     REPRESENTATIONS AND WARRANTIES OF B&W
                     -------------------------------------

     B&W represents and warrants to Star:

     6.01  Corporate Status.
           ----------------

     B&W is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware. B&W is qualified to do business and in good standing in such states in which the failure to so qualify would have a material adverse effect on B&W's ability to perform its obligations herein. B&W has the requisite power to enter into and complete the transactions contemplated by this Agreement.

     6.02  Authority.
           ---------

     All corporate actions necessary to be taken by or on the part of B&W in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by B&W and constitutes the legal, valid and binding obligation of B&W, enforceable against B&W in accordance with and subject to its terms.

                                   SECTION 7
                             TOBACCO TECHNOLOGIES
                             --------------------

[***]

                                   SECTION 8
                     WARRANTY AND LIMITATION OF LIABILITY
                     ------------------------------------

     8.01  Warranty.
           --------

     All StarCured(TM) F.C. Tobacco shall have (subject to verification by B&W) total TSNA levels equal to or less than 0.4 ppm.

     B&W's sole remedy for any breach of this warranty is replacement of any StarCured(TM) Tobacco at Star's expense which fails to meet such specifications. B&W will give written notice to Star of its intent to return such tobacco and provide Star with a copy of its TSNA test results or other reports and analysis with respect to any returned tobacco.

     8.02  Limitation of Liability.
           -----------------------

     EXCEPT AS EXPRESSLY PROVIDED IN THE PREVIOUS SECTION, STAR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO B&W OR ITS CUSTOMERS, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL STAR OR B&W BE RESPONSIBLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATING TO THE USE OF THE STARCURED(TM) TOBACCO FURNISHED, WHETHER SUCH CLAIM IS BASED ON BREACH OF WARRANTY, CONTRACT, TORT, OR OTHER DAMAGES OR WHETHER ANY OTHER REMEDY PROVIDED HEREIN FAILS.

                                   SECTION 9
                                 MISCELLANEOUS
                                 -------------

     9.01  Confidentiality.
           ---------------

           (a) Each Party will hold in confidence and will not, without the prior written consent of the other party, use, reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form or by any means or for any purpose any Confidential Information of the other party except as explicitly provided for in this Agreement. As used herein, the term "Confidential Information" shall mean this Agreement and its subject matter, and proprietary information that is provided to or obtained from one party to the other party including without limitation Trade Secrets, B&W Technologies, results of Biological Testing and market tests, information regarding the development, manufacturing, marketing, promotion and sale of Tobacco Products and any other information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons. The recipient of Confidential Information may only disclose such information to its employees, consultants, accountants and attorneys on a need-to-know basis and will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

     (b) The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals and extensions hereof) and thereafter for Trade Secrets and for a period of five (5) years thereafter for Confidential Information other than Trade Secrets except to the extent the receiving party can show:

         1. such Confidential Information or Trade Secrets has or became generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisors;

         2. such Confidential Information or Trade Secrets became available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies (provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies); or

         3. the disclosure of such Confidential Information or Trade Secrets is necessary to comply with applicable law, regulation or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient.

      (c) In the event the recipient becomes legally compelled to disclose any of such Confidential Information or Trade Secrets by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy. Recipient will furnish only that portion of such Confidential Information which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

                                   SECTION 10
                              TERM AND TERMINATION
                              --------------------

     10.01  Term.
            ----

     [***] This Agreement may otherwise be terminated: (a) by the mutual written consent of the Parties, (b) at the election of B&W if a Star Event of Default occurs, or (c) at the election of Star, if a B&W Event of Default occurs. A termination pursuant to this Section shall not relieve any Party of any liability it would otherwise have for a breach of this Agreement.

     10.02  Events of Default.
            -----------------

     Either party (the "nonbreaching party") shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to the other party (the "breaching party") or (if applicable) its trustees, receivers or assigns upon the occurrence of one or more of the following events by the breaching party:

         (a) as to Star, a material cessation or stoppage by Star to deliver to B&W the quantity of StarCured(TM) Tobacco which Star has agreed to sell for such year, and as to B&W, the breach of any material provision of this Agreement unless the breaching party cures or corrects such breach within thirty (30) days after the written notice by the nonbreaching party;

         (b) the institution of any proceeding against the breaching party under any bankruptcy, insolvency or moratorium law, to which the breaching party consents or which is not dismissed within sixty
              (60) days thereafter;

         (c) any assignment by the breaching party of substantially all of its assets for the benefit of creditors; or

         (d) the placement of the assets of the breaching party in the hands of a trustee or receiver, unless the receivership or trust is dissolved within sixty (60) days thereafter.

                                   SECTION 11
                               GENERAL PROVISIONS
                               ------------------

     11.01  Successors and Assigns.
            ----------------------

     Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective representatives, successors and assigns. Neither Party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other, and any such attempted assignment or delegation without such consent shall be void.

     11.02  Amendments; Waivers.
            -------------------

     The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later date to enforce the same. No waiver by any Party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     11.03  Notices.
            -------

     All notices, requests, demand and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express, United Parcel Service or a similar nationally recognized overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

(a)  if to Star, then to:         Star Scientific, Inc.
                                  7475 Wisconsin Ave.
                                  Bethesda, MD  20816
                                  [***]

with a copy (which shall not
constitute notice) to:            Paul, Hastings, Janofsky & Walker
                                  600 Peachtree Street, Suite 2400
                                  Atlanta, Georgia  30308
                                  [***]

(b)  if to B&W, then to:          Brown & Williamson Tobacco Corporation
                                  200 Brown & Williamson Tower
                                  401 South 4th Avenue
                                  Louisville, KY  40232
                                  [***]
with a copy (which shall not
constitute notice) to:            Wiley, Rein & Fielding
                                  1776 K Street, N.W.
                                  Washington, D.C.  20006
                                  [***]

and

                                  Wiley, Rein & Fielding
                                  1776 K Street, N.W.
                                  Washington, D.C.  20006
                                  [***]

Any Party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

     11.04  Captions.
            --------

     The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     11.05  Governing Law.
            -------------

     This Agreement shall be deemed to have been executed and to be performed in the State of Georgia (without regard to its conflicts of laws principles) and shall be construed in accordance with the laws of the State of Georgia.

     11.06  Entire Agreement.
            ----------------

     This Agreement, the Restated Loan Agreement and the Related Agreements constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof; including without limitation the Letter of Understanding between Star Scientific, Inc. and Brown and Williamson Tobacco Corporation and the October 12, 1999 Agreement. The integration provisions in the preceding sentence have no effect upon the Cigarette Manufacturing Agreement and the Supply Agreement for Star Scientific Blend each dated January 1, 2000 between B&W and Star Tobacco which remain in full force and effect. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the Parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any Party hereto.

     11.07  Counterparts.
            ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

     11.08  Severability.
            ------------

     The Parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     11.09  No Joint Venture.
            ----------------

     Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agent or employment relationship between Star and any of the B&W Affiliates.

     11.10  Force Majeure.  Neither party shall be liable for any delay or
            -------------
failure in its performance of any of the acts required by this Agreement when such delay or failure arises from circumstances beyond the control and without the fault or negligence of such party. Such causes may include, without limitation, acts of God, acts of local, state or national governments or public agencies, acts of public enemies, acts of civil or military authority, labor disputes, material or component shortages, embargoes, rationing, quarantines, blockades, sabotage, utility or communication failures or delays, earthquakes, fire, flood, epidemics, riots or strikes. The time for performance of any act delayed by any such event may be postponed for a period equal to the period of such delay so long as the party whose actions are delayed is diligently seeking to perform.



                            [SIGNATURE PAGE FOLLOWS]

                  SIGNATURE PAGE TO RESTATED MASTER AGREEMENT
                  -------------------------------------------

     IN WITNESS WHEREOF each of the Parties has caused this Agreement to be executed on its behalf by a duly authorized officer.

                        STAR SCIENTIFIC, INC.



                         [***]

                        BROWN & WILLIAMSON TOBACCO CORPORATION

                         [***]